Exhibit (h) (1) (b)


                                    EXHIBIT A
                                    ---------

         THIS EXHIBIT A, dated as of October 29, 2005, is Exhibit A to that certain Amended and Restated Transfer Agency and Service Agreement between Morgan Keegan & Company, Inc. and Morgan Keegan Select Fund, Inc.


                                   PORTFOLIOS
                                   ----------

                Regions Morgan Keegan Select Short Term Bond Fund
               Regions Morgan Keegan Select Intermediate Bond Fund
                  Regions Morgan Keegan Select High Income Fund

                                    EXHIBIT B
                                    ---------


         THIS EXHIBIT B, dated as of October 29, 2005, is Exhibit B to that certain Amended and Restated Transfer Agency and Service Agreement between Morgan Keegan & Company, Inc. and Morgan Keegan Select Fund, Inc.

         For its services under this Transfer Agency and Service Agreement, Morgan Keegan & Company, Inc. is entitled to receive from Morgan Keegan Select Fund, Inc. transfer agency fees as follows:



BASE FEE (Annual fee per Fund Class)                                  $18,000

ACCOUNT FEE (Annual Account Charge)
  Daily Dividend Fund                                                  $20.00

TERMINATION FEE                                                           N/A